UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 31, 2021

SavMobi Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206804	47-3240707
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 502, Unit 1, Building 108, Red Star Sea Phase 3, Dalian Development Zone,

Dalian, Liaoning, China

(Address of principal office)

+86 18904082566

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On January 31, 2021 and February 1, 2021, SavMobi Technology, Inc. (the “Company”), entered into two technical support service agreements (together, the “Agreements”) with Dalian Yuanmeng Media Co., Ltd. and Guangzhou Yunchuan Information Technology Co., Ltd., respectively (together, the “Clients”). Pursuant to the Agreements, the Company will provide commercial mobile technical support services to the Clients, 24/7 during the term of the Agreements, with a response time of no more than four (4) hours following receipt of a service request. The Company is charging the Clients a monthly fee of $5,000. If the Company cannot provide the above services to the Clients on time, the Company will bear any loss and damages incurred due to the delay. The Clients can request the Company to refund all previous payments and terminate the Agreements, after ten working days of delay. The Agreements are for 1 year. All parties may terminate the respective Agreement with 30 days written notice.

Both of the Agreements were made at arms-length.

Item 5.06 Change in Shell Company Status

Prior to the Agreements, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). Following the entry into the Agreements described in Item 1.01 of this report on Form 8-K, the Company is no longer a shell company, as defined in Rule 12b-2 under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1	Technical Support Service Agreement, dated January 31, 2021, by and between the Company and Dalian Yuanmeng Media Co., Ltd.

10.2	Technical Support Service Agreement, dated February 1, 2021, by and between the Company and Guangzhou Yunchuan Information Technology Co., Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 9, 2021

Savmobi Technology, Inc.

/s/ Ma Hongyu
By:	Ma Hongyu
Title:	Chief Executive Officer

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